                                                                     EXHIBIT (2)


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of March 7, 1997 (this "First Amendment"), among SCOTSMAN INDUSTRIES, INC., a Delaware corporation ("Parent"), K ACQUISITION CORP., a Michigan corporation and an indirect wholly owned subsidiary of Parent ("Sub"), and KYSOR INDUSTRIAL CORPORATION, a Michigan corporation (the "Company").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Parent, Sub and the Company have entered into the Agreement and Plan of Merger, dated as of February 2, 1997 (the "Merger Agreement"), providing for the merger of Sub and the Company upon the terms and subject to the conditions contained therein; and

     WHEREAS, Parent, Sub and the Company desire to amend the Merger Agreement in certain respects in accordance with Section 9.3 thereof.

     NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties hereto agree as follows:

     1. Section 2.5(a) of the Merger Agreement is hereby amended by deleting the reference therein to "Sub" and substituting therefor a reference to "the Company".

     2. The Merger Agreement, as amended by this First Amendment, shall remain in full force and effect in accordance with its terms. This First Amendment may be executed in one or more counterparts.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                       SCOTSMAN INDUSTRIES, INC.


                                       By: /s/ Donald D. Holmes
                                           ------------------------------
                                           Name:  Donald D. Holmes
                                           Title: Vice President-Finance
                                                  and Secretary
Attest:

/s/ Richard C. Osborne
--------------------------------------
Name:  Richard C. Osborne
Title: Chairman, President
       and Chief Executive Officer

                                       K ACQUISITION CORP.


                                       By: /s/ Donald D. Holmes
                                           ------------------------------
                                           Name:  Donald D. Holmes
                                           Title: Vice President-Finance
                                                  and Secretary
Attest:

/s/ Richard C. Osborne
--------------------------------------
Name:  Richard C. Osborne
Title: Chairman, President
       and Chief Executive Officer

                                       KYSOR INDUSTRIAL CORPORATION


                                       By: /s/ George R. Kempton
                                           ------------------------------
                                           Name:  George R. Kempton
                                           Title: Chairman and
                                                  Chief Executive Officer

Attest:

/s/ David W. Crooks
--------------------------------------
Name:  David W. Crooks
Title: Vice President, General Counsel
       and Secretary

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